                          LOAN AND SECURITY AGREEMENT

                           Dated as of April 25, 1997

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent

                                      and

                           THE COSMETIC CENTER, INC.

                                as the Borrower

                               TABLE OF CONTENTS

Section                                                                                               Page
-------                                                                                               ----
                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT
    1.1      Definitions.................................................................................2
    1.2      Accounting Terms...........................................................................22
    1.3      Interpretive Provisions....................................................................22

                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT

    2.1      Total Facility.............................................................................23
    2.2      Revolving Loans............................................................................23
    2.3      [Intentionally Left Blank.]................................................................23
    2.4      Letters of Credit..........................................................................29

                                   ARTICLE 3

                               INTEREST AND FEES

    3.1      Interest...................................................................................35
    3.2      Conversion and Continuation Elections......................................................36
    3.3      Maximum Interest Rate......................................................................37
    3.4      Closing Fee................................................................................38
    3.5      Unused Line Fee............................................................................38
    3.6      Letter of Credit Fee.......................................................................38

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

    4.1      Revolving Loans............................................................................39
    4.2      [Intentionally Left Blank.]................................................................39
    4.3      [Intentionally Left Blank.]................................................................39
    4.4      [Intentionally Left Blank.]................................................................39
    4.5      [Intentionally Left Blank.]................................................................39
    4.6      Payments by the Borrower...................................................................39
    4.7      Payments as Revolving Loans................................................................40
    4.8      Apportionment, Application and Reversal of Payments........................................40
    4.9      Indemnity for Returned Payments............................................................41
    4.10     Agent's and Lenders' Books and Records; Monthly Statements.................................41



                                       i



                               TABLE OF CONTENTS
                                    (CONT'D)


                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

    5.1      Taxes......................................................................................42
    5.2      Illegality.................................................................................44
    5.3      Increased Costs and Reduction of Return....................................................44
    5.4      Funding Losses.............................................................................45
    5.5      Inability to Determine Rates...............................................................45
    5.6      Certificates of Lenders....................................................................46
    5.7      Survival...................................................................................46

                                   ARTICLE 6

                                   COLLATERAL

    6.1      Grant of Security Interest.................................................................46
    6.2      Perfection and Protection of Security Interest.............................................47
    6.3      Location of Collateral.....................................................................48
    6.4      Title to, Liens on, and Sale and Use of Collateral.........................................48
    6.5      Appraisals.................................................................................48
    6.6      Access and Examination; Confidentiality....................................................48
    6.7      Collateral Reporting.......................................................................49
    6.8      [Intentionally Left Blank.]................................................................50
    6.9      Collection of Accounts; Payments...........................................................50
    6.10     Inventory; Perpetual Inventory.............................................................51
    6.11     [Intentionally Left Blank.]................................................................52
    6.12     [Intentionally Left Blank.]................................................................52
    6.13     [Intentionally Left Blank.]................................................................52
    6.14     Right to Cure..............................................................................52
    6.15     Power of Attorney..........................................................................52
    6.16     The Agent's and Lenders' Rights, Duties and Liabilities....................................53
    6.17     [Intentionally Left Blank.]................................................................53
    6.18     Insurance..................................................................................53

                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

    7.1      Books and Records..........................................................................54
    7.2      Financial Information......................................................................54
    7.3      Notices to the Lenders.....................................................................56



                                       ii



                               TABLE OF CONTENTS
                                    (CONT'D)



                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

    8.1      Authorization, Validity, and Enforceability of this
             Agreement and the Loan Documents...........................................................58
    8.2      Validity and Priority of Security Interest.................................................59
    8.3      Organization and Qualification.............................................................59
    8.4      Corporate Name; Prior Transactions.........................................................59
    8.5      [Intentionally Left Blank.]................................................................59
    8.6      Financial Statements and Models............................................................59
    8.7      Capitalization.............................................................................60
    8.8      Solvency...................................................................................60
    8.9      Debt.......................................................................................60
    8.10     Distributions..............................................................................60
    8.11     Title to Property..........................................................................60
    8.12     Real Estate; Leases........................................................................60
    8.13     Proprietary Rights.........................................................................61
    8.14     Trade Names and Terms of Sale..............................................................61
    8.15     Litigation.................................................................................61
    8.16     Restrictive Agreements.....................................................................61
    8.17     Labor Disputes.............................................................................61
    8.18     Environmental Laws.........................................................................62
    8.19     No Violation of Law........................................................................63
    8.20     No Default.................................................................................63
    8.21     ERISA Compliance...........................................................................63
    8.22     Taxes......................................................................................64
    8.23     Regulated Entities.........................................................................64
    8.24     Use of Proceeds; Margin Regulations........................................................64
    8.25     No Material Adverse Change.................................................................64
    8.26     Full Disclosure............................................................................65
    8.27     [Intentionally Left Blank.]................................................................65
    8.28     [Intentionally Left Blank.]................................................................65
    8.29     Governmental Authorization.................................................................65

                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

    9.1      Taxes and Other Obligations................................................................65
    9.2      Corporate Existence and Good Standing......................................................66



                                      iii



                               TABLE OF CONTENTS
                                    (CONT'D)


    9.3      Compliance with Law and Agreements; Maintenance
             of Licenses................................................................................66
    9.4      Maintenance of Property and Insurance......................................................66
    9.5      [Intentionally Left Blank.]................................................................66
    9.6      [Intentionally Left Blank.]................................................................66
    9.7      Environmental Laws.........................................................................66
    9.8      Compliance with ERISA......................................................................67
    9.9      Mergers, Consolidations or Sales...........................................................67
    9.10     Distributions; Capital Changes; Restricted Investments.....................................67
    9.11     Transactions Affecting Collateral or Obligations...........................................67
    9.12     Guaranties.................................................................................67
    9.13     Debt.......................................................................................68
    9.14     Prepayment.................................................................................68
    9.15     Transactions with Affiliates...............................................................68
    9.16     Investment Banking and Finder's Fees.......................................................68
    9.17     [Intentionally Left Blank.]................................................................69
    9.18     Business Conducted.........................................................................69
    9.19     Liens......................................................................................69
    9.20     Sale and Leaseback Transactions............................................................69
    9.21     New Subsidiaries...........................................................................69
    9.22     Fiscal Year................................................................................69
    9.23     [Intentionally Left Blank.]................................................................69
    9.24     [Intentionally Left Blank.]................................................................69
    9.25     [Intentionally Left Blank.]................................................................69
    9.26     [Intentionally Left Blank.]................................................................69
    9.27     [Intentionally Left Blank.]................................................................69
    9.28     Adjusted Tangible Net Worth................................................................69
    9.29     Interest Coverage Ratio....................................................................70
    9.30     [Intentionally Left Blank.]................................................................70
    9.31     Use of Proceeds............................................................................70
    9.32     [Intentionally Left Blank.]................................................................70
    9.33     Further Assurances.........................................................................70

                                   ARTICLE 10

                             CONDITIONS OF LENDING

    10.1     Conditions Precedent to Making of Loans on the
             Closing Date...............................................................................71
    10.2     Conditions Precedent to Each Loan..........................................................73




                                       iv



                               TABLE OF CONTENTS
                                    (CONT'D)


                                   ARTICLE 11

                               DEFAULT; REMEDIES

    11.1     Events of Default..........................................................................74
    11.2     Remedies...................................................................................76

                                   ARTICLE 12

                              TERM AND TERMINATION

    12.1     Term and Termination.......................................................................78

                                   ARTICLE 13

                AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
                                   SUCCESSORS

    13.1     No  Waivers; Cumulative Remedies...........................................................79
    13.2     Amendments and Waivers.....................................................................79
    13.3     Assignments; Participations................................................................80

                                   ARTICLE 14

                                   THE AGENT

    14.1     Appointment and Authorization..............................................................82
    14.2     Delegation of Duties.......................................................................83
    14.3     Liability of Agent.........................................................................83
    14.4     Reliance by Agent..........................................................................83
    14.5     Notice of Default..........................................................................84
    14.6     Credit Decision............................................................................84
    14.7     Indemnification............................................................................84
    14.8     Agent in Individual Capacity...............................................................85
    14.9     Successor Agent............................................................................85
    14.10    Withholding Tax............................................................................85
    14.11    [Intentionally Left Blank.]................................................................87
    14.12    Collateral Matters.........................................................................87
    14.13    Restrictions on Actions by Lenders; Sharing of Payments....................................88
    14.14    Agency for Perfection......................................................................89



                                       v



                               TABLE OF CONTENTS
                                    (CONT'D)


    14.15    Payments by Agent to Lenders...............................................................89
    14.16    Concerning the Collateral and the Related Loan Documents...................................90
    14.17    Field Audit and Examination Reports; Disclaimer by Lenders.................................90

                                   ARTICLE 15

                                 MISCELLANEOUS

    15.1     Cumulative Remedies; No Prior Recourse to Collateral.......................................91
    15.2     Severability...............................................................................91
    15.3     Governing Law; Choice of Forum; Service of Process;
             Jury Trial Waiver..........................................................................91
    15.4     WAIVER OF JURY TRIAL.......................................................................92
    15.5     Survival of Representations and Warranties.................................................92
    15.6     Other Security and Guaranties..............................................................92
    15.7     Fees and Expenses..........................................................................93
    15.8     Notices....................................................................................94
    15.9     Waiver of Notices..........................................................................95
    15.10    Binding Effect.............................................................................95
    15.11    Indemnity of the Agent and the Lenders by the Borrower.....................................95
    15.12    [Intentionally Left Blank.]................................................................96
    15.13    Final Agreement............................................................................96
    15.14    Counterparts...............................................................................96
    15.15    Captions...................................................................................96
    15.16    Right of Setoff............................................................................97

                             EXHIBITS AND SCHEDULES


EXHIBIT A -                     PAYMENT ACCOUNT AGREEMENT

EXHIBIT B -                     FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C -                     FINANCIAL STATEMENTS

EXHIBIT D -                     [INTENTIONALLY LEFT BLANK]

EXHIBIT E -                     NOTICE OF BORROWING

EXHIBIT F -                     NOTICE OF CONVERSION/CONTINUATION

EXHIBIT G -                     FORM OF ASSIGNMENT AND ACCEPTANCE
                                AGREEMENT

EXHIBIT H -                     FORM OF APPLICATION FOR LETTER OF CREDIT

EXHIBIT I -                     ELIGIBLE ASSIGNEES

EXHIBIT J -                     FORM OF REVLON NOTE

EXHIBIT K -                     FORM OF INSURANCE ENDORSEMENT

SCHEDULE 6.3 -                  LOCATIONS

SCHEDULE 8.4 -                  PRIOR TRANSACTIONS

SCHEDULE 8.9 -                  DEBT

SCHEDULE 8.12 -                 REAL ESTATE; LEASES

SCHEDULE 8.13 -                 PROPRIETARY RIGHTS

SCHEDULE 8.14 -                 TRADE NAMES

SCHEDULE 8.15 -                 LITIGATION

SCHEDULE 8.17 -                 LABOR MATTERS

SCHEDULE 8.18 -                 ENVIRONMENTAL MATTERS

SCHEDULE 8.21 -                 ERISA MATTERS

                             EXHIBITS AND SCHEDULES
                                    (Cont'd)



SCHEDULE 9.15 -                 TRANSACTIONS WITH AFFILIATES

SCHEDULE 9.19 -                 PERMITTED LIENS

                          LOAN AND SECURITY AGREEMENT

     Loan and Security Agreement, dated as of April 25, 1997, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 40 East 52nd Street, New York, New York, as agent for the Lenders (in its capacity as agent, the "Agent"), and THE COSMETIC CENTER, INC. a Delaware corporation with offices at 8839 Greenwood Place, Savage, Maryland (the "Borrower" or "CCI").

                              W I T N E S S E T H

    WHEREAS, on the date hereof, Prestige Fragrance & Cosmetics, Inc., a Delaware corporation, merged with and into the Borrower, with the Borrower being the surviving entity (the "PFC Merger");

    WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $70,000,000, which extensions of credit the Borrower will use to refinance certain debt outstanding under the Borrower's existing credit facility, to make certain payments and pay fees and expenses incurred in connection with the aforementioned merger and for the working capital needs and general business purposes of the Borrower;

    WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT


    1.1      Definitions.  As used herein:

             "Acceptable Assignee Rating" shall mean, for purposes of clause
(b) of the definition of the term "Eligible Assignee", a commercial bank having a credit rating from any two of S&P, Moody's and Fitch in respect of (X) its long term bank deposits or (Y) if no such debt has a rating from any two of such agencies which is then published and in effect, its long term debt or (Z) if neither of the foregoing types of debt has ratings from any two of such agencies which are then published and in effect, the long term debt of its holding company, which credit rating shall be (a) BBB or better, in the case of S&P, (b) Baa2 or better, in the case of Moody's and (c) BBB or better, in the case of Fitch. Notwithstanding the foregoing, if the foregoing debt of the relevant commercial bank or its holding company, as the case may be, is rated only by one of S&P, Moody's and Fitch (but not by two or more of such agencies) and such rating is not worse than the rating described for such rating agency in the immediately foregoing sentence, such commercial bank shall be deemed to have an Acceptable Assignee Rating.

             "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, Credit Card Receivables, and any other rights to payment for the sale or lease of goods or rendition of services, including, without limitation, Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account.

             "Account Debtor" means each Person obligated in any way on or in connection with an Account.

             "Adjusted Tangible Net Worth" shall mean, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date minus the greater of (i) $4,000,000 and (ii) all amounts which would, in conformity with GAAP, be included under intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

             "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

             "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

             "Agent Advances" has the meaning specified in Section 2.2(i).

             "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

             "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

             "Aggregate Revolver Outstandings" means, at any time: the sum of
(a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) 100% of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

             "Agreement" means this Loan and Security Agreement.

             "Anniversary Date" means each anniversary of the Closing Date.

             "Applicable Margin" means (i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans), one half of one percentage point (0.50%); and (ii) with respect to LIBOR Revolving Loans, two and one quarter percentage points (2.25%).

             "Assignee" has the meaning specified in Section 13.3(a).

             "Assignment and Acceptance" has the meaning specified in Section 13.3(a).

             "Attorney Costs" means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel (including, without limitation, any law firm or outside counsel hired as "local counsel" or for a specialized area of expertise) engaged by the Agent, the allocated reasonable and documented cost of internal legal services of the Agent and all reasonable and documented expenses and disbursements of internal counsel of the Agent but, unless and until an Event of Default has occurred, shall not include the fees, expenses and disbursements of more than one law firm or external counsel hired as general counsel to represent the Agent and the Lenders in connection with this Agreement.

             "Availability" means, at any time, (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base at such time; minus (b) the sum of (i) the Aggregate Revolver Outstandings of the Borrower, (ii) reserves, if any, for accrued interest on the LIBOR Rate Loans payable less frequently than monthly established pursuant to Section

3.1(c), (iii) the Environmental Compliance Reserve, if any, (iv) the Rental Reserve, if any, established by the Agent pursuant to Section 6.2 and (v) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account in connection with a change in circumstances, additional or more accurate facts or information, or increases (or decreases) in credit or collateral risks or values, including, without limitation, reserves for Inventory shrinkage, manufacturers coupons, or any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

             "BABC Loan" and "BABC Loans" have the meanings specified in Section 2.2(h).

             "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

             "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

             "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

             "Base Rate Loans" means the Base Rate Revolving Loans.

             "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

             "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

             "Borrowing Base" means 65% of the value of Eligible Inventory plus, without duplication, 60% of the value of Eligible Inventory covered by Letters of Credit caused to be issued by the Agent to secure the payment by the Borrower of the purchase price of such Eligible Inventory.

             "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form acceptable to the

Agent) setting forth the calculation of the Availability, including, without limitation, a calculation of each component thereof, as of the close of business no more than five Business Days prior to the date of such certificate, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent, provided that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement and in connection with a change in circumstances, additional or more accurate facts or information, or increases (or decreases) in credit or collateral risks or values.

             "Business Day" means (a) any day that is not a Saturday, a Sunday, or a day on which banks in New York, New York or San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

             "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year and which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries.

             "Capital Lease" means any lease of property by the Borrower which, in accordance with GAAP, is or should be reflected as a liability on the balance sheet of Borrower.

             "Cash Election" means the Cash Election referred to in the Merger Agreement.

             "Change of Control" means (i) the occurrence of one of more sales, transfers or other dispositions of the common stock or other voting securities ("Capital Stock") of the Borrower, or securities convertible into or exchangeable for such Capital Stock, or rights to acquire such Capital Stock, to one or more purchasers, or (ii) the occurrence of any other event, such that after, or as a direct result of, such sale, transfer, disposition, or event (A) any "person" or related "group" of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Revlon becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Capital Stock of the Borrower (calculated on a fully diluted basis in accordance with GAAP) or (B) any "person" or related "group" of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the

Exchange Act) other than Revlon acquires directly or indirectly the power to elect a majority of the directors onto the board of directors of the Borrower.

             "Closing Date" means the date of this Agreement.

             "Closing Fee" has the meaning specified in Section 3.4.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

             "Collateral" has the meaning specified in Section 6.1.

             "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
2.1 or Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

             "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material regulated by Environmental Laws.

             "Conversion/Continuation Date" has the meaning given to such term in Section 3.2(b).

             "Credit Card Receivables" means all payments due from, and all claims against, customers or third parties in connection with the sale or purchase of Inventory by credit card, debit card or any other non-cash sale or purchase and any contracts or agreements relating thereto and the proceeds therefrom.

             "Debt" means all indebtedness for borrowed money of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without limitation: (i) all Obligations; (ii) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iii) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; and (iv) all obligations and liabilities of the Borrower under Guaranties.

             "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

             "Defaulting Lender" has the meaning specified in Section 2.2(g)
(ii).

             "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) 2%. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

             "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

             "DOL" means the United States Department of Labor or any successor department or agency.

             "Dollar" and "$" means dollars in the lawful currency of the United States.

             "EBITDA" means, with respect to any period of the Borrower and its Subsidiaries, the sum of:

                    (i) the net income (or net loss) of the Borrower and its
             Subsidiaries (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or non-cash extraordinary losses; plus (or minus)

                   (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted or added in calculating such net income:

                  (A) interest expense of the Borrower and its Subsidiaries for such period;

                  (B) federal and state income tax expense of the Borrower and its Subsidiaries for such period;

                  (C) the amount of all depreciation and amortization for such period;

provided that for any calculation of EBITDA for the fiscal quarter in which the Merger is consummated all restructuring charges shall be added back into the calculation of EBITDA.

             "Eligible Assignee" shall mean any of the following: (a) any of the financial institutions listed on Exhibit I; (b) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 and having an Acceptable Assignee Rating; and (c) a finance company, insurance company or other financial institution organized under the laws of the United States, or any State thereof (other than savings and loan associations and savings banks), or fund organized under the laws of the United States, or any State thereof, which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business, which has total assets in excess of $200,000,000.

             "Eligible Inventory" means Inventory of the Borrower, valued at the lower of moving average weighted cost basis or market, that constitutes first-quality finished goods and that: (a) is owned by the Borrower and with respect to which the Borrower has good and marketable title; (b) is not, in the Agent's reasonable opinion, slow-moving, excess (other than PFC Excess Inventory), obsolete or unmerchantable; (c) is located at Premises owned or leased by the Borrower or on Premises otherwise reasonably acceptable to the Agent; (d) is subject to the Agent's first priority perfected security interest other than Permitted Liens described in clauses (c), (d) and (l) of the definition of Permitted Liens; (e) is not work-in-process, spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, defective Inventory, or Inventory delivered to the Borrower on consignment; and (f) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish after the Closing Date and generally applicable with respect to similar loans to similar borrowers and of which the Agent has given the Borrower at least 10 days' prior notice and the reasons therefor. There shall in any event be excluded from Eligible Inventory (i) any goods returned by customers of the Borrower that are reasonably determined by the Borrower or the Agent to be unsalable in the ordinary course of business or held for return to vendors, (ii) any goods that are intended to be given to customers without charge, (iii) goods in transit to the Borrower from a third party, (iv) gift certificates, and (v) prepaid Inventory. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

             "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

             "Environmental Compliance Reserve" means all reserves which the Agent from time to time establishes after the Closing Date (and of which the Agent has given the

Borrower at least 10 Business Days' prior notice and the reasons therefor) for amounts that are reasonably required to be expended in order for the operations and property of the Borrower to comply in all material respects with Environmental Laws or in order to correct any violation (disclosed to or discovered by the Agent after the Closing Date) of Environmental Laws by the Borrower or the Borrower's operations or property and the failure to comply with such Environmental Laws or correct such violation is reasonably likely to have a Material Adverse Effect.

             "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

             "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

             "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, without limitation, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property
Transfer Acts."

             "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

             "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

             "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; which, in each case in clauses (a) through (f), has resulted or would reasonably be expected to result in a Material Adverse Effect.

             "Event of Default" has the meaning specified in Section 11.1.

             "Excess Cash Flow" means, with respect to any Fiscal Year, EBITDA (exclusive of any gain or loss on the disposition of assets) plus cash refunds in respect of Taxes, minus the sum of (without duplication) (i) cash interest expense, (ii) regularly scheduled payments of principal on Debt for borrowed money during such Fiscal Year to the extent made, (iii) Capital Expenditures made during such Fiscal Year and not subject to Liens described in clause (j) of the definition of "Permitted Liens", (iv) cash Distributions, if any, to the extent specifically permitted hereunder, (v) cash amounts paid by the Borrower in respect of Taxes, and (vi) Maintenance Capex for such Fiscal Year.

             "Existing Debt" means all Debt owing under or in connection with that certain Loan and Security Agreement dated as of October 31, 1996 between BABC and the Borrower.

             "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

             "FDIC" means the Federal Deposit Insurance Corporation and any Governmental Authority succeeding to any of its principal functions.

             "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

             "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

             "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

             "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end either on the last Friday of December or on the first Friday of the following January.

             "Funding Date" means the date on which a Borrowing occurs.

             "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession)

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

             "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

             "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA over (b) total interest expense during such period.

             "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which a Base Rate Loan is converted into a LIBOR Rate Loan or a LIBOR Rate Loan is continued as a LIBOR Rate Loan, and ending on the date one, two, three, four, five or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) there shall be no more than five different Interest Periods in effect at any one time;

                  (iv) no Interest Period shall extend beyond the Stated Termination Date; and

                  (v) the selection by the Borrower of Interest Periods of four or five months is subject to the availability of such Interest Periods from Bank of America.

             "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

             "Inventory" means all of the now owned and hereafter acquired inventory, goods and merchandise of the Borrower, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Borrower or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and such merchandise and all documents of title or other documents representing them.

             "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

             "Latest Financial Models" means: (a) on the Closing Date and thereafter until the Agent receives new financial models pursuant to Section 7.2(f), the projections of the Borrower's quarterly financial condition, results of operations, and cash flow, for the period commencing on January 1, 1997 and ending on December 31, 1998 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections on a monthly basis of the relevant Fiscal Year most recently received by the Agent pursuant to Section 7.2(f).

             "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

             "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrower pursuant to Section 2.4.

             "Letter of Credit Fee" has the meaning specified in Section 3.6.

             "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan, but, with respect to any LIBOR Rate Loan with an Interest Period of over three months, the day that occurs during such Interest Period three months from the first day of such Interest Period plus the last day of such Interest Period.

             "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1.0%) determined by the Agent as follows:

    LIBOR Rate  =               LIBOR
                        ---------------------------------
                        1.00 - Eurodollar Reserve Percentage

    Where,

                      "Eurodollar Reserve Percentage" means for any day for any
             Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to the relevant Lender under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") in Regulation D of the Federal Reserve Board; and

                      "LIBOR" means the rate of interest per annum (rounded
             upward to the next 1/16th of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

             "LIBOR Rate Loans" means the LIBOR Revolving Loans.

             "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

             "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

             "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

             "Loan Documents" means this Agreement and all other agreements, instru ments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the trans actions contemplated by this Agreement.

             "Loans" means, collectively, all loans and advances provided for in Article 2.

             "Maintenance Capex" means, for any Fiscal Year, the aggregate amount of Capital Expenditures or improvements reasonably determined by the Borrower (and accepted by the Lender in its reasonable determination) as necessary or desirable to expend in refurbishing, remodeling, cleaning, updating or otherwise maintaining or improving the Borrower's stores to, among other things, maintain the operations, functions, and financial performance of such stores and the attractiveness of such stores to customers.

             "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 50% of the aggregate principal amount of the Loans then outstanding.

             "Margin Stock" means "margin stock" as such term is defined in any of Regulations G, T, U and X of the Federal Reserve Board.

             "Material Adverse Change" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower or the Collateral; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

             "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) or prospects of the Borrower or the Collateral; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

             "Maximum Revolver Amount" means $70,000,000, subject to reduction in accordance with Section 2.1.

             "Merger" means the merger of the Borrower's Subsidiaries into the Borrower followed by the PFC Merger.

             "Merger Agreement" means the agreement among the Borrower, Revlon and PFC pursuant to which the PFC Merger will be consummated.

             "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is or was at any time during the current year or the immediately preceding six years contributed to by the Borrower or any ERISA Affiliate.

             "Notice of Borrowing" has the meaning specified in Section 2.2(b).

             "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

             "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit.

             "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents excluding, in the case of any Lender, such taxes (including, without limitation, income taxes or franchise taxes) as are imposed on or measured by such Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or maintains a lending office.

             "Participant Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this

Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

             "Payment Account" means each bank account established pursuant to
Section 6.9, to which Proceeds of Accounts and other Collateral are deposited or credited, subject to a written agreement between the Borrower, the Agent and the bank at which such account is maintained, on substantially the terms set forth on Exhibit A.

             "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

             "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

             "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five plan years.

             "Permitted Liens" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $1,000,000 being contested in good faith by appropriate means or proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; provided, however, that, for so long as any such contested tax Lien in an amount in excess of $100,000 continues in existence, a reserve may in the Agent's discretion be maintained against Availability in the amount of such excess; (b) Liens in favor of the Agent and Lenders; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of the Borrower or any of its Subsidiaries and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper means or proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the business of the Borrower; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposits for surety or appeal bonds in the ordinary course of business of the Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which no execution may be had or a stay of execution pending such appeal or proceeding for review has been secured; (h) Liens with respect to the real estate which are exceptions to the commitments for title insurance issued in connection with any mortgages, as accepted by the Agent;
(i) with respect to any Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or materially impair the use or operation of the Collateral by the Borrower or impair or interfere with the Agent's Security Interest therein, or materially interfere with the ordinary conduct of the business of the Borrower; (j) purchase money security interests (other than Inventory) and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is not prohibited under this Agreement, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset; (k) existing Liens set forth on
Schedule 9.19; (l) Liens which landlords of Premises may be entitled to assert against Inventory pursuant to statutory or common law; (m) Liens created in connection with the Letters of Credit and (n) Liens on the Borrower's assets (other than Inventory) that do not in the aggregate exceed $10,000.

             "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Governmental Authority, or any other entity.

             "PFC" means Prestige Fragrances & Cosmetics, Inc.

             "PFC Excess Inventory" means excess Inventory of the Borrower which had been owned by PFC prior to the Merger, provided that, from and after the earlier of (a) January 1, 1998 and (b) the first date a principal payment is made under the Revlon Note, no more than $5,000,000 of such excess Inventory shall be considered Eligible Inventory.

             "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

             "Premises" means the land identified by addresses on Schedule 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto.

             "Prior Lender" means BankAmerica Business Credit, Inc.

             "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such products and proceeds, including, without limitation, in all cases to the extent arising from Collateral, all cash and credit balances, all payments under any indemnity, warranty, or guaranty, all awards for taking by eminent domain, all proceeds of fire or other insurance, all money and other property obtained as a result of any claims against third parties or any legal action or proceeding, all proceeds of all letters of credit naming the Borrower as beneficiary, all contract rights, chattel paper, instruments, documents, general intangibles, and forms of obligation owing to the Borrower, all security for any of the foregoing, all goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing, all merchandise returned to or repossessed by the Borrower, all rights of stoppage in transit, replevin, and reclamation, and all other rights or remedies of the Borrower as an unpaid vendor, lienor, or secured party.

             "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Schedule 8.13, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customers and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

             "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.


             "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

             "Relevant Cash Flow Period" means, for any date, the period of four fiscal quarters ending on the last day of the most recent fiscal year for which audited financials have been delivered to the Agent (or, in the case of Fiscal Year 1997, the eight fiscal months ending on the last day of such Fiscal
Year).

             "Rental Reserve", with respect to any lease of real estate by the Borrower, shall mean, as of any date, an amount up to the next three months of Rentals that would be payable by the Borrower under such lease.

             "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, prepaid taxes, utility and maintenance costs, and insurance premiums.

             "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived by the PBGC.

             "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66 2/3% of the aggregate principal amount of the Loans then outstanding.

             "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

             "Responsible Officer" means any officer at the level of Vice President or higher of the Borrower; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

             "Restricted Investment" means any acquisition of property by the Borrower or any of its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except for the following: (1) fixed assets to be used in the business of the Borrower; (2) current assets (including Inventory) arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (3) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (4) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with, a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (5) commercial paper of a domestic issuer rated at least A-2 by Standard & Poor's or P-2 by Moody's and maturing not more than 270 days from the date of creation thereof; (6) interest rate cap agreements; (7) interest rate swap agreements with a notional amount not to exceed $40 million; and (8) that certain Certificate of Deposit of NationsBank, N.A. in the face amount of $5,000.

             "Reversions" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

             "Revlon" means Revlon Consumer Products Corporation.

             "Revlon Note" means the note dated the date hereof from the Borrower to Revlon substantially in the form of Exhibit J or with such other terms and conditions as are reasonably acceptable to the Agent and the Majority Lenders and in an amount not greater than $13.8 million.

             "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and BABC Loan.

             "Security Interest" means collectively the Liens granted to the Agent on behalf of the Lenders in the Collateral pursuant to this Agreement or the other Loan Documents.

             "Services Agreement" means the Services Agreement by and between the Borrower and Revlon dated as of April 25, 1997, as amended or modified from time to time.

             "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(i).

             "Solvent" means when used with respect to any Person that at the time of determination:

                          (i) the assets of such Person, at a fair valuation,
             are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                          (ii) the present fair saleable value of its assets is
             greater than its probable liability on its existing debts as such debts become absolute and matured; and

                          (iii) it is then able and expects to be able to pay
             its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                          (iv) it has capital sufficient to carry on its
             business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

             "Stated Termination Date" means April 30, 1999.

             "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

             "Target Cash Flow" means, for any Relevant Cash Flow Period, the amount set forth below opposite such Period:


                                                        TARGET
                PERIOD ENDING LAST DAY OF             CASH FLOW
                -------------------------             ---------
                    Fiscal Year 1997                 $ 7,300,000
                    Fiscal Year 1998                 $11,500,000

             "Tax Sharing Agreement" means the Tax Sharing Agreement entered into as of June 24, 1992, as amended from time to time, by and among Mafco Holdings, Inc., Revlon Holdings, Inc., Revlon, Inc., Revlon Consumer Products Corporation, and certain subsidiaries of Revlon, Inc.

             "Taxes" means any and all present or future taxes, assessments levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

             "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 12.1 or by the Majority Lenders pursuant to
Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

             "Total Facility" has the meaning specified in Section 2.1.

             "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

             "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

             "Unused Letter of Credit Subfacility" means an amount equal to $2,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

             "Unused Line Fee" has the meaning specified in Section 3.5.

             1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied in the preparation of the Financial Statements referred to in Section 8.6.

             1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

             (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

             (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii) The term "including" is not limiting and means
             "including without limitation."

                          (iii) In the computation of periods of time from a
             specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

             (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

             (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

             (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

             (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.



                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT

    2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $70,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability consisting of revolving loans and letters of credit, as described in Sections
2.2 and 2.4. The Borrower shall have the right at any time, upon not less than five Business Days' notice to the Agent and subject to Section 12.1, to reduce, from time to time, the Commitment; provided that any such voluntary reduction of the Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and provided, further, that the Commitment may not be reduced below $10 million except upon a termination pursuant to Section
12.1. Any such reduction shall permanently reduce the Commitment then in effect.

    2.2 Revolving Loans. (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstanding exceeds the Availability (with the Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).

             (b) Procedure for Borrowing. i) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing") which must be received by the Agent prior to 11:00 a.m. New York City time (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (ii) on the requested Funding Date, in the case of Base Rate Loans, specifying:

             (1) the amount of the Borrowing, which shall be not less than $1,000,000 in the case of a LIBOR Revolving Loan;

             (2) the requested Funding Date, which shall be a Business Day;

             (3) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

             (4) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

             ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

             (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

             (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

             (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

             (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

             (g) Making of Revolving Loans. (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (New York City time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to a general operating account of the Borrower, designated in writing by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability of the Borrower on such date.

             (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

             (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by the Agent for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall for all purposes of this Agreement be treated as if they were Revolving Loans, provided, however, that, for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

             (h) Making of BABC Loans. (i) In the event the Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to a general operating account of the Borrower, designated in writing by the Borrower. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC

Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability of the Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

             (ii) The BABC Loans shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

             (i) Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or
(2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, and provided, further, that at no time shall the Agent make an Agent Advance in an amount that would result in
(1) Availability at such time being exceeded by $3.5 million or more, (2) total Agent Advances outstanding at such time exceeding $10.0 million or (3) Aggregate Revolver Outstandings exceeding the Maximum Revolver Amount.

             (ii) The Agent Advances shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

             (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving

Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

             (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 4:00 p.m. (New York City time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

             (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

             (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

             (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders (it being understood that this sentence shall not obligate the Borrower to pay any interest).

             (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

             (l) Lenders' Failure to Perform. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

    2.3      [Intentionally Left Blank.]

    2.4      Letters of Credit.

             (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent on behalf of the Lenders agrees to cause to be issued by Bank of America or another financial institution reasonably acceptable to the Borrower for the account of the Borrower, and to provide credit support or other enhancement in connection, with one or more merchandise or standby Letters of Credit in accordance with this Section 2.4 from time to time during the term of this Agreement.

             (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to cause to be issued any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of the Borrower at such time; or (3) such Letter of Credit has an expiration date (i) later than the Stated Termination Date (unless supported pursuant to subsection (j) of this Section 2.4), (ii) more than 12 months from the date of issuance of such Letter of Credit if such Letter of Credit is a standby Letter of Credit, or (iii) more than 180 days from the date of issuance of such Letter of Credit if such Letter of Credit is a merchandise Letter of Credit.

             (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to cause to be issued any Letter of Credit or to provide credit support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the
Agent:

             (1) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, provided, however, that such application shall be consistent with the form attached hereto as Exhibit H and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such proposed issuer; and

             (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

             (d)      Issuance of Letters of Credit.

             (1) Request for Issuance. The Borrower shall give the Agent two
(2) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

             (2) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.4(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Availability of the Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrower, the Agent shall cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

             (3) Notice of Issuance. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

             (4) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

             (e) Payments Pursuant to Letters of Credit.

             (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the issuer, in the manner set forth in Section 2.4(e)(2), for any draw under any Letter of Credit and, without duplication, the Agent for the account of the Lenders upon any payment pursuant to any credit support immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

             (2) Base Rate Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit, the Agent shall, upon receiving notice of such draw, notify each Lender of such draw, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such draw in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 1:00 p.m. (New York City time) on any Business Day, each Lender shall make available to the Agent the relevant amount, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2 as set forth in Section 4.7.

             (f)      Participations.

             (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

             (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.4(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 4:00 p.m. (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

             (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

             (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                          i) any lack of validity or enforceability of this
             Agreement or any of the other Loan Documents;

                          ii) the existence of any claim, setoff, defense or
             other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                          iii) any draft, certificate or any other document
             presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          iv) the surrender or impairment of any security for
             the performance or observance of any of the terms of any of the Loan Documents; or

                          v) the occurrence of any Default or Event of Default.

             (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

             (h) [Intentionally Left Blank.]

             (i) Indemnification; Exoneration; Power of Attorney

             (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable Attorney Costs) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith except to the extent arising from the willful misconduct or gross negligence of any Lender or the Agent. The agreement in this Section 2.4(i)(1) shall survive payments of all Obligations.

             (2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit other than risks arising from the gross negligence or willful misconduct of the Lenders or the Agent. In furtherance and not in limitation of the foregoing and to the extent not arising from the willful misconduct or gross negligence of the Lenders or the Agent, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.4(i).

             (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

             (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law, except for willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

             (5) Account Party. The Borrower hereby authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

             (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

             (j) Supporting Letter of Credit. If, notwithstanding the provisions of this Section 2.4 and Section 12.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders to provide for the payment of the aggregate undrawn amount of such Letters of Credit remaining outstanding and shall be returned to the Borrower to the extent not applied to satisfy the reimbursement and other obligations with respect thereto.


                                   ARTICLE 3

                               INTEREST AND FEES

    3.1      Interest.

             (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of
Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

             (i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

             (ii) For all LIBOR Rate Loans at a per annum rate for each Interest Period therefor equal to the Libor Rate for such Interest Period plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Base Rate Loans will be payable in arrears on the first day of each month hereafter. Interest accrued on any LIBOR Rate Loans will be payable on the LIBOR Interest Payment Date for such Loan.

             (b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, commencing after passage of 10 Business Days from delivery by the Agent to the Borrower of notice of such election and while any such Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

             (c) Interest Reserve. For interest payable on LIBOR Rate Loans less frequently than monthly, the Agent, in its discretion, may establish a reserve for interest accrued thereon but not yet due.

             3.2 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

             (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

             (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

             (b) The Borrower may deliver a notice of conversion/continuation ("Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the date of conversion or continuation (the "Conversion/Continuation Date,") if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

             (i) the proposed Conversion/Continuation Date;

             (ii) the aggregate amount of Loans to be converted or continued;

             (iii) the type of Loans resulting from the proposed conversion or continuation; and

             (iv) the duration of the requested Interest Period.

             (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or if any Default or Event of Default then exists and the Agent shall have given notice that no LIBOR Rate Loans will be made available, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

             (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

             (e) During the existence of a Default or Event of Default the Agent may give the Borrower notice that no LIBOR Rate Loans will be made available to the Borrower, and the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.




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



             (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

    3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

    3.4 Closing Fee. The Borrower agrees to pay the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Share on the Closing Date a closing fee (the "Closing Fee") in the amount of $175,000 (subject to the next sentence), which Closing Fee shall be fully earned by the Lenders on the Closing Date. The Lenders and the Agent acknowledge that they have received $100,000 of the Closing Fee prior to the Closing Date. The Agent, the Lenders and the Borrower agree that the Closing Fee shall be financed by the Lenders as a Base Rate Revolving Loan.

    3.5 Unused Line Fee. Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-quarter of one percent (.25%) per annum (i.e., 1/12 of .25% per month) on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other

Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.5.

    3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to 2% per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all
(i) reasonable and documented out-of-pocket costs and expenses and (ii) standard fees incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be financed by the Lenders as a Base Rate Revolving Loan to the Borrower and shall be computed on the basis of a 360-day year for the actual number of days elapsed.


                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

    4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstanding exceeds the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero).

    4.2      [Intentionally Left Blank.]

    4.3      [Intentionally Left Blank.]

    4.4      [Intentionally Left Blank.]

    4.5      [Intentionally Left Blank.]

    4.6 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
Section 15.8, and shall be
made in Dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

             (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

             (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

    4.7 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including, without limitation, all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.7. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including, without limitation, reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including, without limitation, BABC Loans and Agent Advances), that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2, and that the Agent may charge the Loan Account for such reimbursable obligations immediately upon their becoming due, regardless of whether the Agent has received the payments from the Lenders required by Section 2.4(e)(2).

    4.8 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in
Section 2.2(j). From and during the continuation of an Event of Default, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obliga tions.

    4.9 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this
Section 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

    4.10 Agent's and Lenders' Books and Records; Monthly Statements. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower within

20 days after the end of each calendar month, a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 120 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.


                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

    5.1 Taxes. (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

             (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date the Lender or the Agent makes written demand therefor.

             (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii) the Borrower shall make such deductions and withholdings;

            (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

             (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions), including reasonable efforts to change the jurisdiction of its lending office, so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

             (f) Except as the Borrower shall otherwise consent, each Lender hereby severally (but not jointly) represents that under applicable law and treaties in effect on the date of this Agreement no United States federal taxes will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to such Lender in respect of this Agreement. Each Lender which is a Lender on the date of this Agreement hereby severally (not jointly) represents that it is incorporated under the laws of the United States of America or a State thereof and is lending from an office that is incorporated under the laws of the United States of America or a State hereof.

             (g) Unless the Borrower shall otherwise consent, if, pursuant to
Section 13.3, any interest in this Agreement or any Loan or Letter of Credit transferred to any Assignee or Participant (a "Transferee") which is organized under the laws of any jurisdiction other than the United States or any State thereof or which is lending from an office which is incorporated under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties at the time in effect no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other amounts owing under this Agreement, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001, or any successor applicable form, as the case may be (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and (iv) to agree (for the benefit of the transferor

Lender, the Agent and the Borrower) to be bound by the provisions of Section
5.1 as if such Transferee were a Lender hereunder.

             (h) Notwithstanding any provision of Section 5.1 to the contrary, the Borrower shall have no obligation to pay any amount to or for the account of any Lender on account of any Taxes pursuant to Section 5.1 (including, without limitation, paragraph (c) thereof) to the extent that such amount results from (i) the failure of any Transferee to comply with its obligations pursuant to Section 5.1(g) or (ii) any representation or warranty made or deemed to be made by any Lender pursuant to Section 5.1(f) (or, in the case of any Transferee pursuant to Section 5.1(g) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

    5.2 Illegality. (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

             (b) If a Lender reasonably determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, (i) upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loan to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan, and
(ii) on the day that such interest and amounts are so required to be paid, be deemed to have prepaid such Loan in full and to have borrowed from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

             (c) Notwithstanding any other provision herein, if the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law has made it unlawful for the Lender or its applicable lending office to make LIBOR Rate Loans, the Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking the Loan) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on the Lender of any additional costs or legal regulatory burdens deemed by the Lender to be material or otherwise deemed by the Lender to be disadvantageous to it or contrary to its policies.

    5.3 Increased Costs and Reduction of Return. (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such

Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans (other than any increases of any income or franchise or like Taxes applicable to such Lender), then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

             (b) If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

    5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any actual out-of-pocket loss or expense which the Lender may sustain or incur as a consequence of:

    (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

    (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

    (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment or reasonable allocation of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

    5.5 Inability to Determine Rates. If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

    5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder.

    5.7 Survival. The agreements and obligations of the Borrower in this
Article 5 shall survive the payment of all other Obligations.


                                   ARTICLE 6

                                   COLLATERAL

    6.1 Grant of Security Interest. (a) As security for the Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against, all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located: (i) all Accounts, Inventory, and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) to the extent that they consist solely of Proceeds, all moneys, securities and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, to the extent that they consist solely of Proceeds, all of the Borrower's deposit accounts, credits, and balances with the Agent or any Lender and all claims of the Borrower against the Agent or any Lender at any time existing; (iii) to the extent that they consist solely of Proceeds, all of the Borrower's deposit accounts with any financial institutions with which the Borrower maintains deposits; and (iv) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Accounts, Inventory, and Proceeds (all of the foregoing, together with all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

    (b) All Obligations shall be secured by all of the Collateral. The Agent may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) from and during the continuation of an Event of Default, apply Collateral and direct the order or manner of sale thereof as the Agent may determine, and (iii) from and during the continuation of an Event of Default, settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent's right to take any other action with respect to any other Collateral.

    6.2 Perfection and Protection of Security Interest. (a) The Borrower shall, at its expense, promptly perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper included in the Collateral, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent upon request warehouse receipts covering any portion of the Collateral located in warehouses and for which negotiable warehouse receipts are issued and certificate of titles covering any portion of the Collateral for which certificates of title have been issued; (iv) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and
(v) taking such other steps as are deemed reasonably necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

             (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower promptly shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions; provided, however, the Agent shall only make the foregoing request if an Event of Default has occurred and is continuing. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Agent may, in its discretion, request the Borrower to request written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral. The Borrower shall not have any obligation to obtain any such waiver; provided, however, if such waivers are not obtained (i) by the 90th day after the Closing Date in the case of any such operating facility leased by PFC as of the Closing Date or (ii) by the Closing Date in the case of any other such operating facility, the Agent, in its discretion, may, thereafter, establish a Rental Reserve with respect to such Premises. The Agent shall give the Borrower 10 Business Days' notice of the establishment of any Rental Reserve, by location.

    (c) From time to time, the Borrower shall, promptly upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

    6.3 Location of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3, as the same may be amended by written notice to the Agent by the Borrower from time to time, is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 as so amended correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the Persons to which rent payments are made with respect to such facilities and locations. The Borrower covenants and agrees that it will not maintain any Collateral at any location other than (i) those locations listed on Schedule 6.3 as so amended, and (ii) those with respect to which the Borrower has given notice to the Agent, has executed any and all financing statements and other documents that the Agent reasonably requests in connection therewith, and has filed same in the appropriate places and within the time periods reasonably indicated by the Agent. The Borrower shall give the Agent written notice 10 days prior to the opening or closing of any store by the Borrower.

    6.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Agent and the Lenders with respect to Collateral owned by the Borrower that: (a) except for sales or transfers of Inventory in the ordinary course of business, all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Agent's Liens and other Permitted Liens; (b) the Agent's Liens will not be subject to any prior Lien except for the Liens described in (a), (b), (c), (d),
(e), (f), (h), (i), (j), (k) and (l) of the definition of Permitted Liens; (c) the Borrower will use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, lease, or dispose of or permit the sale or disposition of such Collateral or any portion thereof, except for sales or transfers of Inventory in the ordinary course of business. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

    6.5 Appraisals. Whenever an Event of Default exists, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser reasonably acceptable to Agent. Notwithstanding the foregoing, the Agent may obtain once, at the Lenders' expense, and promptly upon the Agent's request, appraisals or updates thereof of any or all of the Collateral owned by the Borrower.

    6.6 Access and Examination; Confidentiality. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Agent promptly upon the Agent's request, any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time during the continuation of an Event of Default at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. During the continuation of an Event of Default, the Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts by mail, telephone, or otherwise.

             (b) The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower or other obligation of confidentiality known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors who are advised of the confidentiality of such information; and (7) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder. The Agent and each Lender shall, to the extent lawful and practicable, notify the Borrower prior to disclosing any information under subclauses (1), (2), (3), (4) and (5); however, a failure by the Agent or a Lender so to notify the

Borrower shall not prevent the disclosure of such information in accordance with this Agreement nor result in any liability to the Agent or such Lender.

    6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents (which shall include the Borrower and each Subsidiary) at the following times in substantially the form previously delivered under the loan agreement relating to the Existing Debt: (a) on a weekly basis as of the end of the Borrower's fiscal week, a report of the inventory balance (by location) based on the perpetual inventory reports no later than four Business Days following the end of such fiscal week; (b) monthly agings of accounts receivable no later than the 10th day of the following month; (c) monthly departmental inventory reports, no later than the 10th day of the following month (it being understood that the Borrower shall have no obligation to provide such information with respect to the PFC division of the Borrower until the earlier of (i) 90 days after the Closing Date or (ii) the date such information is available); (d) monthly agings of accounts payable, no later than the 10th day of the following month; (e) a monthly Sales to Gross Margin analysis report by location (including, without limitation, summary information regarding the results of cycle counts of Inventory), prepared in a manner consistent with the Borrower's past practices, no later than the 30th day of the following month (it being understood that the Borrower shall have no obligation to provide such information with respect to the PFC division of the Borrower until the earlier of (i) 90 days after the Closing Date or (ii) the date such information is available); (f) upon reasonable request, additional cycle count information where available (including, without limitation, work papers and other back-up information), copies of purchase orders, invoices, and delivery documents for Inventory acquired by the Borrower or Subsidiary; (g) on or before the fourth Business Day of each week, a Borrowing Base Certificate in the form of Exhibit B, as of the last Business Day of the prior week; (h) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (i) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

    6.8      [Intentionally Left Blank.]

    6.9 Collection of Accounts; Payments. (a) The Borrower shall, at its own cost and expense, cause all Proceeds received by the Borrower on account of Accounts, Inventory and other Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise (referred to herein as "Payments"), to be deposited not less often than once each Business Day with respect to proceeds received by the Borrower's Cosmetic Center Division and not less often than once per week with respect to proceeds received by the Borrower's Prestige Division in a Payment Account (either directly or following deposit thereof in a deposit account maintained or established by the Borrower at a bank reasonably acceptable to the Agent), provided that, from and after the time the Agent provides notice to the bank in accordance with the following sentence, such deposits shall be made not less often than once per Business Day for both the Cosmetic Center Division and the Prestige Division. The bank at which a Payment

Account is maintained shall execute and deliver to the Agent an agreement substantially in the form of Exhibit A with respect to such accounts, including, without limitation, with respect to prohibitions on the Borrower, upon notice from the Agent to the bank, withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts, and providing that, upon notice from the Agent to such bank, all funds deposited into such account shall be transferred directly to the Agent on a daily basis. The Agent may give such notice or notices only if an Event of Default is continuing or if Availability (without giving effect to any Rental Reserve) is less than $3,000,000; however, the Agent shall revoke any such notice given as a result of Availability being less than $3,000,000 if thereafter Availability (without giving effect to any Rental Reserve) exceeds $3,000,000 for 30 consecutive days. The Agent may also give such notice or notices if a Material Adverse Change has occurred and is continuing; however, the Agent shall revoke any such notice if thereafter the Material Adverse Change has not been continuing for 30 consecutive days. The Agent or the Agent's designee may, at any time during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. Within 30 days after the written request of the Agent, the Borrower agrees to provide to the Agent a complete and accurate list of all bank accounts maintained by Borrower with any bank or other financial institution.

             (b)      [Intentionally Left Blank.]

             (c) All payments received by the Agent on account of Accounts or as proceeds of other Collateral, shall be credited to the Borrower's loan account with the Agent, and, if received in the Agent's account by 2:00 p.m. (New York City time) on any day, shall be credited to the Borrower's loan account (conditional upon final collection) on such day. Notwithstanding the foregoing, all payments shall be deemed to be credited to the Borrower's loan account immediately upon receipt for purposes of determining (i) Availability and (ii) the Unused Line Fee whether or not received before or after 2:00 p.m. (New York City time).

             (d) In the event that the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or Proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account immediately upon receipt if received in the Agent's account by 2:00 p.m. (New York City time).

    6.10 Inventory; Perpetual Inventory. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inven tory (other than defective or unmerchantable Inventory) owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep its Inventory (other than defective or unmerchantable Inventory) in good and marketable condition, at its own expense. Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory in excess of $250,000 on consignment or approval. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent reasonably requests and shall promptly supply the Agent with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a weighted average cost basis, or market value). The Borrower shall not, without the Agent's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale on approval, consignment, or other such repurchase or return basis. Notwithstanding the foregoing, the Borrower may sell on a sale and return basis to retail customers. The Borrower will maintain a perpetual inventory reporting system at all times.

    6.11     [Intentionally Left Blank.]

    6.12     [Intentionally Left Blank.]

    6.13     [Intentionally Left Blank.]

    6.14 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower (unless such judgment is being contested by the Borrower and no execution may be had or execution on such judgment has been stayed), any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim (unless such claim is being contested by the Borrower and does not subject the relevant lease to termination), and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this
Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

    6.15 Power of Attorney. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (a) during the continuation of an Event of Default, or if the notice described in Section 6.9(a) has been given and not revoked, to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) during the continuation of an Event of Default, to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) during the continuation of an Event of Default, to send requests for verification of Accounts to customers or Account Debtors; and (d) during the continuation of an Event of Default, to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney in accordance with the foregoing provisions. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

    6.16 The Agent's and Lenders' Rights, Duties and Liabilities. While in possession or control of any Collateral, the Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Agent or any Lender nor any of their officers, directors, employees and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, for any act or failure to act with respect to the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

    6.17     [Intentionally Left Blank.]

    6.18 Insurance. The Borrower shall maintain, with insurers rated at least "AVII" by A.M. Best Company, insurance with respect to the Collateral against casualties of such type (including fire, theft, burglary, pilferage, flood and loss in transit) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated. The Borrower shall cause the Agent to be named in each such policy as a secured party or mortgagee and loss payee or additional insured, in a manner substantially in the form of Exhibit K. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever (except for nonpayment of premiums, which shall be not less than ten days prior written notice) and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon the Agent's request, all reasonable fees incurred by the Agent to determine whether any of the real estate and other Collateral not covered by flood insurance is located in an SFHA. The Borrower shall also pay all premiums for such insurance when due and shall deliver to the Agent certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Agent may (but shall not be required to) do so and charge the costs thereof to Borrower's loan account as a Base Rate Revolving Loan. The Borrower shall promptly notify the Agent of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds directly with respect to losses of Collateral which exceed a value of $500,000 per occurrence. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may apply such proceeds to the reduction of the Obligations in such order as the Agent determines, provided that, if such reduction would cause the Obligations relating to Reference Rate Loans to be a negative number, the Agent shall use its best efforts to give prompt notice of such fact to the Borrower.


                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

    7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for deprecia tion and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral. The Agent acknowledges that as of the Closing Date the Agent does not require any change in the detail, scope or form of the Borrower's books and records pertaining to the Collateral except as otherwise specifically set forth in this Agreement.

    7.2 Financial Information. The Borrower shall promptly furnish to each Lender all such financial information as the Agent or any Lender shall reasonably request and notify the Borrower's auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them, provided that the Borrower is given the option to be present (physically or by telephone) at any time that the Agent obtains such information. Without limiting the foregoing, the Borrower shall furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

             (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, retained earnings, and cash flow and stockholders equity for CCI and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of CCI and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by CCI and reasonably satisfactory to the Agent.

             (b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of CCI and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expenses and cash flow for CCI and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of CCI and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a) subject to normal year-end adjustments and the absence of notes. Such statements shall be certified to be correct in all material respects by the chief financial or accounting officer of CCI subject to normal year-end adjustments.

             (c) As soon as available, but in any event not later than 30 days after the end of the first and second month of each fiscal quarter and 45 days after the end of the third month of each fiscal quarter, consolidated unaudited balance sheets of CCI and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expenses and cash flow for CCI and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of CCI and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a) subject to normal year-end adjustments and the absence of notes. Such statements shall be certified to be correct in all material respects by the chief financial or accounting officer of CCI subject to normal year-end adjustments.

             (d) Promptly after filing, copies of all federal, state and local tax returns filed by the Borrower and each Subsidiary and not by any parent of the Borrower.

             (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 7.2(a) and 7.2(b), a certificate of the chief executive or chief financial officer of CCI (i) setting forth in reasonable detail the calculations required to establish that CCI was in compliance with its covenant set forth in Section 9.28 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents applicable to them are correct and complete in all material respects as at the date of such certificate as if made at such time and (B) no Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

             (f) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated projected balance sheets, statements of income and expense, and statements of cash flow for CCI and its Subsidiaries as at the end of and for each month of such Fiscal Year.

             (g) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), a detailed statement of all payments made during the relevant year under the Services Agreement.

             (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which CCI makes available to its public stockholders or the Securities and Exchange Commission.

             (i) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of CCI or any ERISA Affiliate.

             (j) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of CCI or any Subsidiary, including, without limitation, projections of future operations on a consolidated basis.

    7.3 Notices to the Lenders. The Borrower shall notify the Agent, in writing of the following matters at the following times:

             (a) Promptly (but in no event more than five Business Days) after becoming aware of any Default or Event of Default.

             (b) Promptly (but in no event more than five Business Days) after becoming aware of the assertion by the holder of any capital stock of the Borrower or any Subsidiary thereof or of any material Debt that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or com mencement by such holder of any enforcement action because of such asserted default or non-compliance.

             (c) Promptly (but in no event more than five Business Days) after becoming aware of any material adverse change in the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

             (d) Promptly (but in no event more than five Business Days) after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person which is reasonably likely to have a Material Adverse Effect, or any pending investigation by a Governmental Authority which involves a material amount of the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise) or any threatened investigation by a Governmental Authority which is reasonably likely to have a Material Adverse Effect.

             (e) Promptly (but in no event more than five Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

             (f) Promptly (but in no event more than five Business Days) after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which involve a material amount of the Borrower's or any Subsidiary's property, business, operations or condition (financial or otherwise).

             (g) Promptly (but in no event more than five Business Days) after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that the Borrower or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith which involves a material amount of the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

             (h) Thirty days after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to a material liability in excess of $500,000.

             (i) Promptly (but in no event more than five Business Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries.

             (j) Any change in the Borrower's name, state of incorporation, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least 30 days prior thereto.

             (k) Thirty days after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly (but in no event more than five Business Days) after the receipt by the Borrower of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to withdrawal from a Multiemployer Plan; promptly (but in no event more than five Business
Days) after the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and promptly (but in no event more than five Business Days) after becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA; which in any such event described in this clause (k) has resulted or would be reasonably likely to result in a Material Adverse Effect.


             Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

    The Borrower warrants and represents to the Agent and the Lenders on the date hereof, and on the date of each Borrowing and issuance of Letters of Credit, that, except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

    8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the



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



legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any material contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

    8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against the Borrower and all third parties.

    8.3 Organization and Qualification. The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to be qualified would not reasonably be likely to have a Material Adverse Effect (it being understood that, with respect to any such jurisdiction in which PFC operated but the Borrower did not operate prior to the Merger, the Borrower will take all steps required to cause it to become qualified to do business as a foreign corporation in such jurisdiction reasonably promptly but not more than 90 days after the consummation of the Merger) and (c) has all requisite power and authority to conduct its business and to own its property.

    8.4 Corporate Name; Prior Transactions. The Borrower has not, during the past 12 months ending on the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 8.4.

    8.5      [Intentionally Left Blank.]

    8.6 Financial Statements and Models. (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of September 27, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Arthur Andersen LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows



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



for the Borrower and its consolidated Subsidiaries as at December 27, 1996 and for the three months then ended. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

             (b) The Latest Financial Models when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Financial Models have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

             (c) The pro forma balance sheet of the Borrower as at December 31, 1996, attached hereto as Exhibit C, presents fairly and accurately the Borrower's financial condition as at such date assuming the transactions contemplated by the Merger and the PFC Merger had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

    8.7 Capitalization. As of the Closing Date immediately after consummation of the Merger and assuming that the Cash Election has been fully subscribed, the Borrower's authorized capital stock will consist of (i) 5,000,000 shares of Class A common stock, par value $.01 per share, none of which will be outstanding, (ii) 5,000,000 shares of Class B common stock, par value $.01 per share, none of which will be outstanding, and (iii) 40,000,000 shares of Class C common stock, par value $.01 per share, of which 10,079,014 shares will be validly issued and outstanding, fully paid and non-assessable.

    8.8 Solvency. The Borrower and its Subsidiaries are, on a consolidated basis, Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date.

    8.9 Debt. The Borrower does not have any Debt, except (a) the Obligations,
(b) Debt set forth in the most recent Financial Statements delivered to the Agent, or the notes thereto, (c) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby, (d) Debt set forth on Schedule 8.9 or otherwise permitted by Section 9.13, and (e) other Debt not to exceed at any time outstanding $500,000.

    8.10 Distributions. Since December 31, 1996 through the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries other than in respect of the Cash Election.




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    8.11 Title to Property. Except for property which the Borrower leases, the
Borrower has good, indefeasible, and merchantable title to all of its Inventory and Accounts. As of the Closing Date Borrower does not own any real property (excluding fixtures and improvements).

    8.12 Real Estate; Leases. Schedule 8.12, as the same may be amended by written notice from the Borrower to the Agent from time to time, sets forth a correct and complete list of all real property owned by the Borrower or any of its Subsidiaries, and all leases and subleases of real or personal property, having a value in excess of $50,000 individually, by the Borrower or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to Borrower's knowledge no material default by any party to any such lease or sublease exists.

    8.13 Proprietary Rights. Schedule 8.13, as the same may be amended by written notice from the Borrower to the Agent from time to time, sets forth a correct and complete list of all of the Borrower's material Proprietary Rights which consist of trademarks, tradenames, patents or copyrights. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of the Borrower's knowledge, none of such Proprietary Rights in any material respect infringes on or conflicts with any other Person's property, and no other Person's property in any material respect infringes on or conflicts with such Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary in any material respect to the current and anticipated future conduct of the Borrower's business.

    8.14 Trade Names and Terms of Sale. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14, as the same may be amended by written notice from the Borrower to the Agent from time to time.

    8.15 Litigation. (a) Except as set forth on Schedule 8.15, as the same may be amended by written notice from the Borrower to the Agent from time to time, there is no pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

             (b) No criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970) which action, suit or proceeding could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral has been filed against the Borrower and has not been dismissed within 120 days.




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



    8.16 Restrictive Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the property, business, operations, or condition (financial or otherwise) of the Borrower or such Subsidiary.

    8.17 Labor Disputes. Except as set forth on Schedule 8.17, as the same may be amended by written notice from the Borrower to the Agent from time to time,
(a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bar gaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

    8.18     Environmental Laws.

             (a) The Borrower and its Subsidiaries has to the best of their knowledge complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

             (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in material compliance with all terms and conditions of such permits.

             (c) To the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has, in violation of applicable law, stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, except in compliance with Environmental Law.

             (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.




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



             (e) To the best of the Borrower's knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

             (f) Except as set forth on Schedule 8.18, as the same may be amended by written notice from the Borrower to the Agent from time to time, to the best of the Borrower's knowledge there is not now nor has there ever been on or in the Premises:

            (1) any underground storage tanks or surface impoundments,

            (2) any asbestos-containing material, or

            (3) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

             (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

             (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

             (i) To the best of the Borrower's knowledge, none of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contains asbestos containing material.

    (j) To the best of the Borrower's knowledge, no Environmental Lien has attached to any Premises of the Borrower or any of its Subsidiaries.

    8.19 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

    8.20 No Default. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agree ment to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

    8.21 ERISA Compliance. Except as specifically disclosed in Schedule 8.21, as amended by written notice from the Borrower to the Agent from time to time:




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



             (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

             (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

             (c) (i) Except as set forth on Schedule 8.21, as amended by written notice from the Borrower to Agent from time to time, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or Section 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or Section 4212(c) of ERISA; which, in each case in clauses (i) through (v), has resulted or would reasonably be expected to result in a Material Adverse Effect.

    8.22 Taxes. The Borrower and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed and, except as provided in
Section 9.1, have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

    8.23 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

    8.24 Use of Proceeds; Margin Regulations. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation,



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



Regulations G,T,U and X of the Board of Governors of the Federal Reserve System, 12 CFR, Chapter II. Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or G and none of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended, except as provided in clause
(ii) of the second sentence of Section 9.31.

    8.25 No Material Adverse Change. No Material Adverse Change has occurred since December 31, 1996.

    8.26 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

    8.27 [Intentionally Left Blank.]

    8.28 [Intentionally Left Blank.]

    8.29 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of the Agreement or any other Loan Document other than (i) the Uniform Commercial Code filings that the opinion letter provided pursuant to Section 10.1(e) indicates are necessary or advisable to be made in connection with this Agreement with respect to Collateral owned on the date hereof and (ii) any other filings that may be required in the future with respect to perfection of the Agent's Liens on the Collateral.

                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

             The Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remains outstanding or this Agreement is in effect:

    9.1 Taxes and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all taxes, fees, assessments and



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



other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, reasonably satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all material Debt owed by it and perform and discharge in a timely manner all other material obligations undertaken by it; provided, however, so long as Borrower has notified the Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any material tax, fee, assessment, or governmental charge or other obligation of a material amount, that it is contesting in good faith by appropriate means or proceedings diligently pursued.

    9.2 Corporate Existence and Good Standing. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on the property, business, operations, prospects, or condition (financial or otherwise) of the Borrower or its Subsidiaries taken as a whole (it being understood that, with respect to any such jurisdiction in which PFC operated but the Borrower did not operate prior to the Merger, the Borrower will take all steps required to cause it to become qualified to do business as a foreign corporation in such jurisdiction reasonably promptly but not more than 90 days after the consummation of the Merger and with respect to each such jurisdiction will provide evidence of such qualification to the Agent promptly after such qualification occurs).

    9.3 Compliance with Law and Agreements; Maintenance of Licenses. Except as otherwise specifically provided in this Agreement, CCI and each of its Subsidiaries shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

    9.4 Maintenance of Property and Insurance. CCI and each of its Subsidiaries shall: (a) maintain in all material respects all of its property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 6.18, maintain with financially sound and reputable insurers such other insurance with respect to its property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Agent, at its request, as additional insured under each such policy to the extent permitted and applicable.

    9.5 [Intentionally Left Blank.]

    9.6 [Intentionally Left Blank.]



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



    9.7 Environmental Laws. CCI and each of its Subsidiaries shall in all material respects conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to CCI's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. With respect to any material non-compliance, CCI shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Agent pursuant to Section 7.3(g) and the Agent determines such alleged violations or potential non-compliance is or could reasonably be expected to be material, CCI shall, at the Agent's request and CCI's expense: (a) cause an independent environmental engineer acceptable to the Agent to conduct such tests of the site where CCI's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Agent a supplemental report of such engineer whenever the scope of the environmental problems, or CCI's response thereto or the estimated costs thereof, shall change.

    9.8 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; which, in each case in clauses (a) through (e), the failure to do so has resulted or would reasonably be expected to result in a Material Adverse Effect.

    9.9 Mergers, Consolidations or Sales. (a) Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) the merger of a Subsidiary with and into the Borrower with the Borrower as the surviving entity, (ii) sales of Inventory in the ordinary course of its business, and (iii) in the ordinary course of business, sales or other dispositions of obsolete or worn-out equipment or equipment that is no longer necessary for the conduct of its business.

    9.10 Distributions; Capital Changes; Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its wholly-owned Subsidiaries and Distributions permitted by
Section 9.15, (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make any Restricted Investment.




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



    9.11 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

    9.12 Guaranties. Neither CCI nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties in favor of the Lender and endorsements of instruments for deposit, (ii) Guaranties by the Borrower of the obligations of any of its Subsidiaries, or Guaranties by any of the Subsidiaries of any obligations of the Borrower, in the ordinary course of business, consistent with past practices or (iii) the guarantee of any Debt permitted by Section 9.13.

    9.13 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt in excess of $500,000 in the aggregate at any time outstanding, other than: (a) the Obligations; (b) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit C, (c) Capital Expenditures; and (d) Debt set forth in Schedule 8.9.

    9.14 Prepayment. Except as provided in Section 9.15, neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except trade payables and contractual obligations to suppliers or customers incurred in the ordinary course of business and the Obligations in accordance with the terms of this Agreement.

    9.15 Transactions with Affiliates. Except as set forth below, neither CCI nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or property to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any property of any Affiliate, or become liable on any Guaranty, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may
(i) continue to enter into transactions with each other consistent with past practices as of the date of this Agreement, (ii) if no Event of Default has occurred and is continuing, engage in transactions with Affiliates other than each other in the ordinary course of business in amounts and upon terms fully disclosed to the Agent and no less favorable to the Borrower than would obtain in a comparable arm's length transaction with a third party that is not an Affiliate, (iii) engage in the transactions set forth on Schedule 9.15, (iv) engage in the transactions contemplated by the Tax Sharing Agreement, provided that, to the extent that the Borrower would have been entitled to a tax refund had it been a stand-alone corporation, any amount that the Borrower would otherwise be obligated to pay under the Tax Sharing Agreement shall be reduced by the amount of such refund and (v) if no Event of Default has occurred and is continuing, (A) make interest payments under the Revlon Note and (B) make principal payments under the Revlon Note, provided that with respect to each such principal payment either (1) the Majority Lenders have consented thereto or (2) after giving effect to such payment and after deducting accounts payable more than 30 days past due Availability shall be at least $5,000,000 and total payments of principal under the Revlon Note to the date of payment of the relevant amount do not exceed an amount equal to 50% of the Borrower's Excess Cash Flow in excess of Target Cash Flow for the Relevant Cash Flow Period and a



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



reasonable time before making such payment the Borrower shall have given the Agent a certificate from the chief financial officer of the Borrower setting forth the relevant calculations in detail.

    9.16 Investment Banking and Finder's Fees. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement other than fees payable to the Agent or any Lender under this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including, without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

    9.17 [Intentionally Left Blank.]

    9.18 Business Conducted. The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

    9.19 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

    9.20 Sale and Leaseback Transactions. Neither CCI nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for CCI or a Subsidiary to lease or rent property that CCI or a Subsidiary has sold or transferred or will sell or otherwise transfer to such Person, except in the ordinary course of business and on terms fully disclosed to the Agent, no Event of Default has occurred and is continuing, the sale price and rental payments for such property do not exceed the fair market value thereof, and, in the case of any transaction with an Affiliate, the terms of such arrangement are no less favorable to CCI or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

    9.21 New Subsidiaries. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.

    9.22 Fiscal Year. The Borrower shall not change its Fiscal Year.

    9.23 [Intentionally Left Blank.]

    9.24 [Intentionally Left Blank.]

    9.25 [Intentionally Left Blank.]

    9.26 [Intentionally Left Blank.]

    9.27 [Intentionally Left Blank.]

    9.28 Adjusted Tangible Net Worth. CCI on a consolidated basis shall maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal quarter indicated below, of not less than the following amounts:


2nd Fiscal Quarter 1997                                           $22,400,000
3rd Fiscal Quarter 1997                                            22,000,000
4th Fiscal Quarter 1997                                            29,200,000
1st Fiscal Quarter 1998                                            26,500,000
2nd Fiscal Quarter 1998                                            26,300,000
3rd Fiscal Quarter 1998                                            28,500,000
4th Fiscal Quarter 1998                                            33,000,000
1st Fiscal Quarter 1999                                            40,600,000


    9.29 Interest Coverage Ratio Beginning with the fourth fiscal quarter of 1997, the Borrower shall maintain an Interest Coverage Ratio, determined as of the last day of each fiscal quarter for the four fiscal quarters ending on such last day (except that, with respect to the fourth fiscal quarter of 1997, for the three fiscal quarters ending on the last day of such fiscal quarter), of not less than the amount set forth below:



            Period                                                 Interest
            Ending                                             Coverage Ratio

    4th Fiscal Quarter 1997                                        2.2:1
    1st Fiscal Quarter 1998                                        2.0:1
    2nd Fiscal Quarter 1998                                        2.25:1
    3rd Fiscal Quarter 1998                                        2.75:1
    4th Fiscal Quarter 1998 and thereafter                         3.0:1



    9.30 [Intentionally Left Blank.]

    9.31 Use of Proceeds. Except as provided in clause (ii) of the next sentence, the Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. The Loan proceeds shall be used solely for (i)



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



repayment of Existing Debt, (ii) payments in connection with the Merger (including the financing of the Cash Election and transaction fees and expenses) not in excess of $26,000,000 and (iii) general corporate purposes.

    9.32 [Intentionally Left Blank.]

    9.33 Further Assurances. The Borrower shall promptly execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 10

                             CONDITIONS OF LENDING

    10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date and the obligation of the Agent to cause to be issued or provide credit support for any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in credit support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

             (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied in all material respects with by the Borrower before or on such Closing Date.

             (b) Upon making the Revolving Loans and taking into account Letters of Credit to be made or issued on the Closing Date (including such Revolving Loans made to finance the Closing Fee or otherwise pursuant to
Section 4.7 as reimbursement for fees, costs and expenses then payable under this Agreement) and deducting the amount of accounts payable of the Borrower more than 30 days past due, the Borrower would have Availability in an amount no less than $5,000,000.

             (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date as if made on such date.

             (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date or the issuance of Letters of Credit.

             (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall reasonably request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

             (f) The Agent and the Lenders shall be reasonably satisfied that the Borrower has materially complied with any and all applicable laws, statutes, rules, and regulations relating to the Merger and with the condition and operation of the business and property of the Borrower.

             (g) The Agent shall have received:

               (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

               (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance reasonably satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Borrower and its Subsidiaries except Permitted Liens.

             (h) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

             (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

             (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been reasonably satisfactory to the Agent and the Lenders in all respects.

             (k) The Agent shall have received a copy of the certificate of merger necessary to be filed with the Secretary of State of Delaware in order to consummate the PFC Merger and such proof of the filing and acceptance of such certificate as shall be reasonably satisfactory to the Agent.

             (l) All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be reasonably satisfactory in form and substance to the Agent and its counsel.




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



             (m) The Agent and the Lenders shall be reasonably satisfied with the Borrower's financial condition after the Agent's and the Lenders' review of the Borrower's pro-forma opening balance sheet giving effect to the transactions occurring at Closing and indicating, among other things, no material changes from the most recent pro-forma balance sheet delivered to the Agent and the Lenders, that the fair salable value of the Borrower's assets will exceed its liabilities on the Closing Date and that the Borrower will be able to pay its debts as they mature and not be left with unreasonably small capital.

             (n) There shall have been no amendments or modifications to the Merger Agreement or the other agreements listed on Schedule 9.15 from the copies thereof previously delivered to the Agent that are not reasonably acceptable to the Agent and the Lenders, and the Merger shall have occurred in accordance with the Merger Agreement.

             (o) The Borrower shall have received a release and termination of the financing arrangements between the Borrower and the Prior Lender, reasonably satisfactory in form, scope and substance to the Agent, from the Prior Lender with respect to the Existing Debt.

    The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

    Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

    10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including, without limitation, the initial Revolving Loans on the Closing Date and the obligation of the Agent to cause to be issued or to provide credit support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or credit support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

             (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit (except an Agent Advance or a deemed loan under Section 4.7) shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:




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



          (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

          (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

             (b) without limiting Section 10.1(b), the amount of the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h), (i) and (j).


                                   ARTICLE 11

                               DEFAULT; REMEDIES

     11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

             (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due except that it shall not constitute an Event of Default if payment is made within three Business Days of demand as to the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero);

             (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

             (c) the Borrower shall (i) fail to comply with any of the covenants set forth in Article 9 (other than Sections 9.1, 9.2, 9.3, 9.4, 9.7,
9.8 or 9.19) or Article 6 or Article 7 or (ii) fail to comply with any of the covenants set forth in Sections 9.1, 9.2, 9.3, 9.7 or 9.8 if such failure shall have existed for more than 30 days (or 10 Business Days for Section 9.4 or Section 9.19) after the date that the Borrower discovers such failure.




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



             (d) except as provided in Sections 11.1(a) and 11.1(c), any default shall occur in the observance or performance of any of the covenants and agreements of the Borrower contained in this Agreement or any other Loan Documents, and the continuance of such default remains unremedied for a period of 15 days.

             (e) default shall occur in the payment of any principal or interest on any Debt (other than the Obligations) in excess of $500,000, beyond any period of grace provided with respect thereto;

             (f) the Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable gener ally to pay its debts as they become due;

             (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty
(60) days after its commencement or (ii) an order for relief against the Borrower or such Subsidiary shall have been entered in such proceeding;

             (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for CCI or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any material part of the property of CCI or any Subsidiary and such waiver, execution or process shall not be released or fully bonded within 30 days of its issuance, provided that the Lender shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 30-day grace period;

             (i) the Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

             (j) all or any substantial part of the property of the Borrower or any of its Subsidiaries shall be seized or otherwise appropriated, or custody or control of such property or of the Borrower or of such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental



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



Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect.

             (k) [Intentionally Left Blank.]

             (l) one or more final judgments or orders for the payment of money aggregating in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary shall fail to discharge the same within 30 days from the date of notice of entry thereof or to appeal therefrom; provided that no Event of Default shall arise under this Section 11.1(l) as a result of any such judgment or decree to the extent that (x) it is covered by a valid policy of insurance covering payment thereof which has been provided by an insurance company which is rated at least "A" by A.M. Best Company (or has an equivalent rating from another rating agency of nationally recognized standing) or otherwise is reasonably acceptable to the Agent (an "Eligible Insurer") and (y) such Eligible Insurer has been notified of such judgment or decree and has confirmed that such judgment or decree is so covered;

             (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower or any Subsidiary occurs which:
(i) materially and adversely affects the property, business, operation, prospects, or condition of the Borrower and its Subsidiaries (taken as a whole) or (ii) is material in amount and is not adequately covered by insurance;

             (n) [Intentionally Left Blank.]

             (o) [Intentionally Left Blank.]

             (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void (in each of the foregoing cases, other than in accordance with its terms or with the terms hereof);

             (q) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan; (ii) an Unfunded Pension Liability among all Pension Plans shall exist; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan, which, in the case of clauses (i) through
(iii) has resulted or would reasonably be expected to result in a Material Adverse Effect; or

             (r) there occurs a Change of Control.




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



    11.2 Remedies. (a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g), 11.1(h) or 11.1 (i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

             (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower's address specified in or pursuant to
Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that



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



the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. In connection with the exercise of its rights pursuant to this Section 11.2(b), the Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable and documented attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

             (c) If an Event of Default occurs, the Borrower hereby waives (i) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing and (ii) all rights of set-off and to assert a non-compulsory or permissive counterclaim against Agent or any Lender.

                                   ARTICLE 12

                              TERM AND TERMINATION

    12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless terminated as provided in this Section. The Borrower may terminate this Agreement at any time during its term if: (a) it gives the Agent five days' prior written notice of termination; (b) it pays and performs all Obligations on or prior to the effective date of termination; and
(c) it pays the Agent, on or prior to the effective date of termination, and in addition to the fees required by Section 5.4, a fee (the "Termination Fee") equal to (i) 1% of the Total Facility if such termination is made on or prior to the first Anniversary Date or (ii) .25% of the Total Facility if such termination is made after the first Anniversary Date; provided, however, that no Termination Fee shall be due or payable in the event of a refinancing of the Obligations with the Agent, or any Affiliate of the Agent, and, in the event that the Borrower refinances with another Lender, no Termination Fee shall be payable to such Lender, as sole lender or agent. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding (subject to Section 2.4(j)). Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).



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



Notwithstanding the foregoing, the Borrower's obligations under Article 5 and Sections 4.9, 15.7 and 15.11 shall survive termination of this Agreement. In connection with any reduction of the Commitment pursuant to Section 2.1, the Borrower shall pay the Agent, on or prior to the effective date of any such reduction, a fee equal to (x) 1% of the amount of such reduction if such reduction is made on or prior to the first Anniversary Date or (y) .25% of the amount of such reduction if such reduction is made after the first Anniversary Date.


                                   ARTICLE 13

AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

    13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

    13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

             (a) increase or extend the Commitment of any Lender;

             (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

             (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;




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



             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

             (e) increase any of the percentages set forth in the definition of Availability;

             (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

             (g) release Collateral other than as permitted by Section 14.12;

             (h) change the definitions of "Majority Lenders" or "Required Lenders";

             (i) increase the Maximum Revolver Amount and Unused Letter of Credit Subfacility.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

       13.3 Assignments; Participations.

             (a) Any Lender may, with the written consent of the Agent, assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

             (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and



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obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

             (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (d) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

             (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other



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interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

             (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 14

                                   THE AGENT

    14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as the Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with



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reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

    14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

    14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

    14.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so



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



requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

             (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

    14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

    14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to



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



provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Affiliates which may come into the possession of any of the Agent-Related Persons.

    14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

    14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

    14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event BABC sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such



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



successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

        14.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

             (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

             (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

             (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or



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



otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

    14.11 [Intentionally Left Blank.]

    14.12 Collateral Matters.

             (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termina tion of the Commitments and payment and satisfaction in full by the Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on other Collateral valued in the aggregate not in excess of $5,000,000 in any one-year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the



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Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

             (b) If authorized, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect
of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

             (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

    14.13 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

             (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the



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Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

    14.15 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

if to BABC:
             Bank:           Chase Manhattan Bank, N.A.
                             4 Chase Metrotech Center
                             Brooklyn, New York 11245

             ABA Number:     021000021

             Account Number: 910-2-640704

             Account Name:   BankAmerica Business Credit, Inc.

             Reference:      Cosmetic Center



if to First National Bank of Boston, N.A.:

             Bank:           First National Bank of Boston, N.A.
                             100 Federal Street
                             Boston, MA 02110

             ABA Number:     011000390



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             Account Name:     Commercial Loan Service

             Attention:        Patti Bell

             Reference:        Cosmetic Center


or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise.

    14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Docu ments relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

    14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

             (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

             (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

             (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

             (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner except in accordance with Section 6.6(b); and




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             (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

    14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                   ARTICLE 15

                                 MISCELLANEOUS

    15.1 Cumulative Remedies; No Prior Recourse to Collateral. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO
ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE BORROWER, THE AGENT AND

THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW EXCEPT AS OTHERWISE SPECIFICALLY WAIVED HEREIN.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

    15.4 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    15.5 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

    15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

    15.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for the benefit of the Agent, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including, without limitation: (a) reasonable Attorney Costs; (b) reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys' and paralegals' fees and disbursements which shall include the reasonable and documented allocated costs of the Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) documented costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including, without limitation, costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) documented sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) documented costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit), provided that the Borrower shall not have to pay with respect to any one audit after the Closing Date more than $15,000 or with respect to audits for any single contract year more than $45,000, and provided, further, that, to the extent that the Borrower pays less than $45,000 with respect to audits for any single contract year, the amount by which $45,000 exceeds the amount actually paid by the Borrower for such year, but no more than $15,000, shall be carried over to each successive contract year and added to the $45,000 maximum for such year (for example, if, with respect to any contract year, the Borrower is only required to pay $20,000 for audits, the maximum annual amount that the Borrower will have to pay with respect to audits for the next contract year would be $60,000); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) documented costs and expenses of preserving and protecting the Collateral; and (i) documented costs and expenses (including, without limitation, reasonable and documented attorneys' and paralegals' fees and disbursements, which shall include the allocated cost of the Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.7. The Agent and the Lenders may, with the prior written consent of the Borrower but at the sole cost and expense of the Agent and the Lenders, place tombstone advertisements with respect to the transactions contemplated by this Agreement in such a manner as they may determine.

    15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

    If to the Agent or to BABC:
                                       BankAmerica Business Credit, Inc.
                                       40 East 52nd Street
                                       New York, New York 10022
                                       Attention: Division Manager
                                       Telecopy No: 212-836-5167


    with a copy to:                    Bank of America NT&SA, Legal Department
                                       335 Madison Avenue
                                       New York, New York 10017
                                       Attention: Jerry M. Saccone
                                       Telecopy No: 212-503-7350

                                                   - and -

                                       Williams & Harris LLP
                                       One Battery Park Plaza, 27th Floor
                                       New York, New York 10004
                                       Attention: Homer L. Harris


    If to First National Bank of Boston, N.A.:.........

                                       First National Bank of Boston, N.A.
                                       100 Federal Street
                                       Boston, MA 02110
                                       Attention: Darci Merrow
                                       Telecopy No.: 617-434-6241

    If to the Borrower:

                                       The Cosmetic Center, Inc.
                                       8839 Greenwood Place
                                       Savage, Maryland  20763
                                       Attention: Chief Financial Officer

    with a copy to:                    Revlon Consumer Products Corporation
                                       625 Madison Avenue
                                       New York, New York 10022
                                       Attention: Corporate Secretary


or to such other address as each party may designate for itself by like notice.

    15.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

    15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

    15.11 Indemnity of the Agent and the Lenders by the Borrower.

             (a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

             (b) The Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorney Costs. The indemnity extends to the Agent and the Lenders, their parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

    15.12 Limitation of Liability. No claim may be made by the Borrower, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

    15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except as provided by Section 13.2.

    15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

    15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

    15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

             IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                            "BORROWER"

                            The Cosmetic Center, Inc., as the Borrower


                            By  /s/ Bruce E. Strohl
                                Name:   Bruce E. Strohl
                                Title:    Vice President Finance



                             "AGENT"

                            BankAmerica Business Credit, Inc., as the Agent


                            By  /s/ Ira A. Mermelstein
                                Name:  Ira A. Mermelstein
                               Title:

                                "LENDERS"

Commitment:  $50,000,000        BankAmerica Business Credit, Inc., as a Lender


                                By  /s/ Ira A. Mermelstein
                                    Name:  Ira A. Mermelstein
                                    Title:

Commitment:  $ 20,000,000      First National Bank of Boston, N.A., as a Lender



                               By:  /s/ Michael J. McDermott
                                   Name:  Michael J. McDermott
                                   Title: Director

                                   EXHIBIT D

                           [INTENTIONALLY LEFT BLANK]

                                   EXHIBIT E

                              NOTICE OF BORROWING



                                                Date:               , 199




To: BankAmerica Business Credit, Inc. as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of April 25, 1997 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among The Cosmetic Center, Inc., certain Lenders which are signatories thereto and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

    The undersigned, The Cosmetic Center, Inc. (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.      The Business Day of the proposed Borrowing is             , 19 .

2.      The aggregate amount of the proposed Borrowing is $            .

3.      The Borrowing is to be comprised of $            of Base Rate
        Loans and $        of LIBOR Rate Loans.

4.      The duration of the Interest Period for the LIBOR Rate Loans, if any,
        included in the Borrowing shall be       months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

    (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except to the extent that any such representation or warranty relates to a specified prior date);

    (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

    (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit], to exceed the Availability or the combined Commitments of the Lenders.

                   THE COSMETIC CENTER, INC.



                   By:
                       ----------------------------------------------

                   Name:
                       ----------------------------------------------

                   Title:
                        ---------------------------------------------

                                   EXHIBIT F

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------

Date:        , 199


To: BankAmerica Business Credit, Inc. as Agent for the Lenders to the Loan and Security Agreement dated as of April 25, 1997 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among The Cosmetic Center, Inc., certain Lenders which are signatories thereto and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

    The undersigned, The Cosmetic Center, Inc. (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.  The Conversion/Continuation Date is             , 19  .
                                        ------------    --

2.  The aggregate amount of the Loans to be [converted] [continued] is $      .
                                                                        ------

3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.  The duration of the Interest Period for the Libor Rate Loans included in
     the [conversion] [continuation] shall be     months.

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except to the extent that any such representation or warranty relates to a specified prior date);

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

         (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Availability or the combined Commitments of the Lenders.

                                            THE COSMETIC CENTER, INC.



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT G
                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
                 ---------------------------------------------

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________, 199__ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS
                                    --------

         WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of April 25, 1997 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among The Cosmetic Center, Inc., a Delaware corporation (the "Borrower"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrower in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrower

         WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.


            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2. Payments.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

            (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.3(a) of the Credit Agreement.

         3. Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.


         5. Effective Date; Notices.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                [ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                iv) the Assignee shall have complied with Section 13.3 of the Credit Agreement;

                v) the processing fee referred to in Section 2(b) hereof and in
Section 13.3(a) of the Credit Agreement shall have been paid to the Agent; and

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent, for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         [6. Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7. Withholding Tax.

         The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Agent, the Borrower or the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Assignor, the Agent and the Borrower prior to the time that the Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) or any successor applicable form, as the case may be, and agrees to provide new Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption and (d) agrees to be bound by the provisions of Section 5.1 of the Credit Agreement as if the Assignee were a Lender thereunder.

         8. Representations and Warranties.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and

Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

        10. Miscellaneous.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                          [ASSIGNOR]

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            Address:
                                                    --------------------------



                                                          [ASSIGNEE]


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            Address:
                                                    --------------------------

               SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                      _______________, 19__



BankAmerica Business Credit, Inc.
40 East 52nd Street
New York, NY  10022
Attn:

Re:      The Cosmetic Center, Inc.
         8839 Greenwood Place
         Savage, Maryland 20763

         Attention: Chief Financial Officer

Ladies and Gentlemen:

         We refer to the Loan and Security Agreement dated as of April 25, 1997 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among The Cosmetic Center, Inc. (the "Borrower"), the Lenders referred to therein and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 19 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent and The Cosmetic Center, Inc. to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

            (A) Notice Address:
                Assignee name: __________________________
                Address:  _______________________________
                Attention:  _____________________________
                Telephone:  (___) _______________________
                Telecopier:  (___) ______________________
                Telex (Answerback):  ____________________

            (B) Payment Instructions:

                Account No.:  ___________________________
                  At:         ___________________________
                              ___________________________
                Reference:    ___________________________
                Attention:    ___________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,


                                                     [NAME OF ASSIGNOR]


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------



                                                     [NAME OF ASSIGNEE]


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
cc:  Revlon Consumer Products Corporation
     625 Madison Avenue
     New York, New York 10022
     Attention: Corporate Secretary


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BankAmerica Business Credit, Inc,
as Agent


By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------

                                   EXHIBIT I


                               ELIGIBLE ASSIGNEES
                               ------------------

         ABN AMRO Bank
         Allied Irish Bank
         Bank of America National Trust
            and Savings Association
         Bank of New York
         Bank of New York Commercial Corp.
         Banque Francaise
         BOT Financial Corp.
         BT Commercial Corp.
         Chancellor Senior Security Management
         The Chase Manhattan Bank
         CIT Group, Inc.
         Citibank, N.A.
         Congress Financial Corp.
         Credit Lyonnais
         Credit Suisse
         Dean Witter Intercapital
         Eaton Vance
         First Bank
         First National Bank of Boston, N.A.
         Fleet Bank
         Foothill Capital Corp.
         Fuji Bank
         General Electric Capital Corporation
         Heller Financial, Inc.
         IBJ Schroder Bank & Trust Co.
         LaSalle Business Credit, Inc.
         Long Term Credit Bank of Japan
         Mellon Bank, N.A.
         Merrill Lynch, Pierce Fenner & Smith Inc.
         Midlantic Bank, N.A.
         NationsBank
         Norwest Business Credit, Inc.
         Pilgrim Prime Rate Trust
         Sanwa Business Credit Corp.
         Toronto-Dominion Bank
         UJB Financial Corp.
         Van Kampen Merritt